Exhibit 99.1

For Immediate Release

THE BEARD COMPANY RETAINS RJ FALKNER & COMPANY

AS INVESTOR RELATIONS COUNSEL

OKLAHOMA CITY, Oklahoma – November 5, 2008 – The Beard Company (OTCBB: BRCO) (“Beard”) today announced that it has retained RJ Falkner & Company (“Falkner”) to develop and implement a comprehensive investor relations program for the Company.

RJ Falkner & Company, Inc. is an investment research and financial communications firm that seeks out undervalued small-cap companies with the potential to outperform the overall stock market on an intermediate- and long-term basis. Its research analysts work with the managements of such companies to broaden their exposure within the investment community and expand the level of interest among investment professionals and high-net-worth individual investors. Additional information on RJ Falkner & Company, Inc. is available on the Internet at www.rjfalkner.com.

“We selected RJ Falkner & Company as our investor relations firm because of its expertise in shareholder communications and the relationships that its research analysts have developed within the investment community during the past 39 years,” stated Herb Mee, Jr., President of Beard.

“We are excited to be selected to provide a full range of investor relations services to The Beard Company,” commented R. Jerry Falkner, CFA, President of Falkner. “Beard is pursuing a unique strategy to enhance shareholder value through the development of a variety of businesses involving the production and/or management of natural resources, including magnetite, ilmenite, carbon dioxide, coal, and oil and gas. We are particularly intrigued with the Company’s 23.2% investment in Geohedral LLC, which has staked claims covering 49,000 acres in southern Alaska that Geohedral estimates contain probable above-ground reserves of 891 million metric tons of magnetite (iron ore) and 696 million metric tons of ilmenite (iron titanium oxide ore), along with meaningful quantities of precious metals. If Geohedral’s minerals exploration and development program proves successful, the positive impact upon Beard shareholders should be highly significant.”

The agreement between Beard and Falkner covers one year and provides for assistance in investor relations, press release development, the preparation of independent analyses and research reports, and other related services of benefit to The Beard Company. Any forecasts, projections and/or conclusions contained in research reports published by RJ Falkner & Company will be independently prepared by Falkner, unless otherwise stated, and will not be endorsed by the management of Beard.

About The Beard Company

The Beard Company creates, acquires, and/or invests in businesses that management believes have high growth potential or above-average profit potential and can enhance shareholder value.

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The Company is currently involved in carbon dioxide (CO2) gas production; oil and gas activities; coal reclamation activities; e-commerce activities conducted through its starpay™ subsidiary; and minerals exploration and development through its Geohedral investment.

The Company is headquartered in Oklahoma City and its common stock trades on the OTC Bulletin Board under the symbol “BRCO”.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s lack of profitability in recent years; the ability to service outstanding debt and secure capital to fund operations; the ability to negotiate and execute contracts in connection with the Company’s coal reclamation activities; the outcome of a lawsuit against Visa; future trends in commodities prices; financial, geological or mechanical difficulties affecting Geohedral’s planned geological work programs; uncertainties surrounding estimates of mineralized material; and other risks detailed in Beard’s filings with the U.S. Securities and Exchange Commission. By making these forward-looking statements, Beard undertakes no obligation to update these statements for revisions or changes in the future.

For Additional Information, Please Contact:

Herb Mee, Jr., President, at (405) 842-2333 or via email at hmee@beardco.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at info@rjfalkner.com

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